SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  October 29, 2011

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

On October 29, 2011, Harbin Electric, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. The Company’s independent inspector of elections reported the vote of the stockholders as follows:

1.           Proposal 1: The adoption of the Agreement and Plan of Merger, dated as of June 19, 2011 (the “merger agreement”), by and among the Company, Tech Full Electric Company Limited, a Cayman Islands exempted company (“Parent”) and Tech Full Electric Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with an into with and into the Company, and the Company will continue as the surviving corporation and will be a wholly owned subsidiary of Parent (the “Merger”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,478,095	42,063	7,275	0

2.           Proposal 2:  The approval of the non-binding resolution to approve the golden parachute compensation that may be received by the Company’s named executive officers in connection with the Merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,262,387	175,530	89,516	0

Item 8.01.             Other Events

On October 29, 2011, the Company issued a press release relating to the announcement of the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

3.           (d) Exhibits

Exhibit Number	Description
99.1	Press release, dated October 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: October 30, 2011